EXHIBIT 23

                         CONSENT OF EXPERTS AND COUNSEL
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                [LETTERHEAD OF MCGOWEN HURST CLARK & SMITH, P.C.]

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use of our independent auditor's report, dated August 6, 1999, appearing in the Annual Report on Form 10-KSB of StateFed Financial Corporation for the year ended June 30, 1999.


/s/ McGowen, Hurst, Clark & Smith, P.C.

Des Moines, Iowa
September 27, 1999